UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 14, 2024

American Healthcare REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry Into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Second Amendment and Restatement to Credit Facilities

As previously reported, on January 25, 2019, we, through American Healthcare REIT Holdings, LP, or the Operating Partnership, formally known as Griffin-American Healthcare REIT III Holdings, LP, its parent, formally known as Griffin-American Healthcare REIT IV, Inc., as successor by merger with Griffin-American Healthcare REIT III, Inc., and certain of our subsidiaries, entered into a credit agreement, or the 2019 Corporate Credit Agreement, with Bank of America, N.A., or Bank of America; KeyBank, National Association, or KeyBank; Citizens Bank, National Association, or Citizens Bank; and a syndicate of other banks, as lenders, to obtain a credit facility with an aggregate maximum principal amount of $630,000,000, or the 2019 Corporate Line of Credit. The 2019 Corporate Line of Credit initially consisted of a senior unsecured revolving credit facility in an aggregate amount of $150,000,000 and a senior unsecured term loan facility in an aggregate amount of $480,000,000. On January 19, 2022, we entered into an agreement, or the 2022 Credit Agreement, that amended, restated, superseded and replaced the 2019 Corporate Credit Agreement to provide for a credit facility with an aggregate maximum principal amount up to $1,050,000,000, or the 2022 Credit Facility. The 2022 Credit Facility consisted of a senior unsecured revolving credit facility in the initial aggregate amount of $500,000,000 and a senior unsecured term loan facility in the initial aggregate amount of $550,000,000.

On February 14, 2024, we, through the Operating Partnership, as borrower, certain of our subsidiaries, or the subsidiary guarantors, and our company, collectively as guarantors, entered into an agreement, or the 2024 Credit Agreement, that amends, restates, supersedes and replaces the 2022 Credit Agreement with Bank of America, as administrative agent and letters of credit issuer; KeyBank and Citizens Bank, as syndication agents for the revolving facility and the term loan facility and letters of credit issuers; Bank of the West, as a syndication agent for the term loan facility, Fifth Third Bank, National Association, or Fifth Third Bank, as documentation agent for the term loan facility, Truist Bank and Regions Bank, as managing agents for the term loan facility; Barclays Bank PLC; Citibank, N.A.; Credit Agricole Corporate and Investment Bank; Fifth Third Bank; Morgan Stanley Bank, N.A.; Regions Bank; Royal Bank of Canada and Truist Bank, as managing agents for the revolving facility; KeyBanc Capital Markets and Citizens Bank as joint lead arrangers for the revolving facility and the term loan facility; and BofA Securities, Inc., as a joint lead arranger and sole bookrunner for the revolving facility and the term loan facility, to obtain a credit facility with an aggregate maximum principal amount up to $1,150,000,000, or the 2024 Credit Facility. The 2024 Credit Facility consists of a senior unsecured revolving credit facility in the initial aggregate amount of $600,000,000 and a senior unsecured term loan facility in the initial aggregate amount of $550,000,000.

Unless defined herein, all capitalized terms are as defined in the 2024 Credit Agreement. Under the terms of the 2024 Credit Agreement, the Revolving Loans mature on February 14, 2028, and may be extended for one 12-month period, subject to the satisfaction of certain conditions, including payment of an extension fee. The Term Loan matures on January 19, 2027, and may not be extended. The maximum principal amount of the 2024 Credit Facility may be increased by an aggregate incremental amount of $600,000,000, subject to: (i) the terms of the 2024 Credit Agreement; and (ii) at least five business days’ prior written notice to Bank of America.

The 2024 Credit Facility bears interest at varying rates based upon, at our option, (i) the Daily Simple Secured Overnight Financing Rate, or Daily SOFR, plus the Applicable Rate for Daily SOFR Rate Loans or (ii) the Term Secured Overnight Financing Rate, or the Term SOFR, plus the Applicable Rate for Term SOFR Rate Loans. If, under the terms of the 2024 Credit Agreement, there is an inability to determine the Daily SOFR or the Term SOFR, then the 2024 Credit Facility will bear interest at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans. The loans may be repaid in whole or in part without prepayment premium or penalty, subject to certain conditions.

We are required to pay a fee on the unused portion of the lenders’ commitments under the 2024 Credit Agreement computed at (a) 0.25% per annum if the actual daily Commitment Utilization Percentage for such quarter is less than or equal to 50% and (b) 0.20% per annum if the actual daily Commitment Utilization Percentage for such quarter is greater than 50%, which fee shall be computed on the actual daily amount of the Available Commitments during the period for which payment is made and payable in arrears on a quarterly basis.

At any time that the Applicable Rate is determined based on the Debt Ratings Based Pricing Grid, we are required to pay a facility fee as determined in the Debt Ratings Based Pricing Grid multiplied by the actual daily amount of the Aggregate Revolving Commitments, or, if the Aggregate Revolving Commitments have terminated, the Outstanding Amount of all Revolving Loans and L/C Obligations, regardless of usage.

The 2024 Credit Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries and limitations on secured recourse indebtedness. The 2024 Credit Agreement also imposes certain financial covenants based on the following criteria: (a) Consolidated Leverage Ratio; (b) Consolidated Secured Leverage Ratio; (c) Consolidated Tangible Net Worth; (d) Consolidated Fixed Charge Coverage Ratio; (e) Consolidated Unencumbered Leverage Ratio; (f) Consolidated Unencumbered Interest Coverage Ratio; and (g) Secured Recourse Indebtedness.

The 2024 Credit Agreement requires us to add additional subsidiaries as guarantors in the event the value of the assets owned by the subsidiary guarantors falls below a certain threshold as set forth in the 2024 Credit Agreement. In the event of default, Bank of America has the right to terminate the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions under the 2024 Credit Agreement, and to accelerate the payment on any unpaid principal amount of all outstanding loans and all interest accrued and unpaid thereon. The aggregate borrowing capacity under the 2024 Credit Facility was $1,150,000,000 as of February 14, 2024.

The 2024 Credit Facility replaces the 2022 Credit Facility. The material terms of the 2024 Credit Agreement are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Certain agents, arrangers and lenders to the 2024 Credit Facility, and their affiliates, have performed and may in the future perform commercial banking, investment banking, underwriting and advisory services for us and/or our affiliates from time to time for which they have received and may in the future receive customary fees and reimbursement of expenses.

Item 7.01 Regulation FD Disclosure.

On February 21, 2024, we issued a press release announcing the 2024 Credit Facility and additional recent developments. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Second Amended and Restated Credit Agreement, dated February 14, 2024, by and among American Healthcare REIT Holdings, LP, American Healthcare REIT, Inc., and certain subsidiaries and Bank of America, N.A., KeyBank, National Association, Citizens Bank, National Association, Bank of the West, Barclays Banks PLC, Credit Agricole Corporate and Investment Bank, Fifth Third Bank, National Association, Morgan Stanley Bank, N.A., Truist Bank, Regions Bank, Royal Bank of Canada, KeyBanc Capital Markets and BofA Securities, Inc.

99.1	Press release, dated February 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.
February 21, 2024
By:/s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President